EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 8, 2005 in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-128055) and related Prospectus of MediciNova, Inc. for the registration of 67,335,356 of its common shares.

/s/    ERNST & YOUNG LLP

San Diego, California

September 15, 2005